Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HV Bancorp, Inc. and subsidiary

Huntingdon Valley, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-215553) of HV Bancorp, Inc. and subsidiary of our report dated September 28, 2017, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended June 30, 2017.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
September 28, 2017

R-221 (6/14)